UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
One Energy Plaza
Detroit, Michigan 48226-1279
313-235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Annual Incentive Plan
On February 2, 2011, the Organization and Compensation Committee of the Board of Directors of DTE Energy Company (“Company” or “DTE Energy”) approved 2011 performance measures, weightings and metrics under the Company’s Annual Incentive Plan (“AIP”). Anthony F. Earley Jr., David E. Meador, Gerard M. Anderson, Steven Kurmas and Bruce D. Peterson are the Company’s “named executive officers” disclosed in our 2010 proxy statement. These “named executive officers” and other executives may receive cash awards under the AIP. The following table summarizes the annual measures for 2011 under the AIP for Messrs. Earley, Meador, Anderson and Peterson in determining their total annual incentive award:

Measures	Weight
DTE Energy Operating Earnings Per Share	25%
DTE Energy Cash Flow	25%
Customer Satisfaction Index	13%
“DTE Cares” Program Defect Rate	8%
Michigan Public Service Commission (“MPSC”) Complaints	4%
Employee Engagement	9%
Safety	8%
Diversity Placements	8%
The following table summarizes the annual measures for 2011 under the AIP for Mr. Kurmas in determining his total annual incentive award:

Measures	Weight
The Detroit Edison Company (“Detroit Edison”) Operating Net Income	20%
Detroit Edison Cash Flow	20%
DTE Energy Operating Earnings Per Share	10%
Customer Satisfaction Index	13%
“DTE Cares” Program Defect Rate	8%
MPSC Complaints	4%
Employee Engagement	9%
Safety	8%
Diversity Placements	8%

Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. Targets for these officers range from 60% to 100%, including the Chief Executive Officer. Award amounts paid to each officer are determined as follows: (1) the executive’s most recent year-end base salary is multiplied by an AIP target percentage to arrive at the target award; (2) the overall performance payout percentage, which can range from 0% to 175%, is determined based on final results compared to threshold, target and maximum levels for each objective; (3) the target award is then multiplied by the performance payout percentage to arrive at the calculated award; and (4) the calculated award is then adjusted by an individual performance modifier (assessment of an individual executive’s achievements for the year), which can range from 0% to 150%, to arrive at the final award.
Long-Term Incentive Plan
On February 2, 2011, the Organization and Compensation Committee of the Company’s Board of Directors approved 2011 performance measures, weightings and metrics for executive officers under the DTE Energy Company 2006 Long Term Incentive Plan (“LTIP”). The LTIP, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. The target award may be modified by the Organization and Compensation Committee and is then delivered in the form of restricted stock, stock options and performance shares. Targets for these officers range from 115% to 300%, including the Chief Executive Officer.
Performance shares: Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2011 award is January 1, 2011 through December 31, 2013. Payments earned under the 2011 award can range from 0% to 200% of target, based upon achievement of performance measures. The three measures and weightings for Messrs. Earley, Meador, Anderson, and Peterson are: (1) total shareholder return vs. total shareholder return of peer group companies (70%), (2) customer satisfaction index (15%), and (3) employee engagement (15%). The three measures and weightings for Mr. Kurmas are: (1) total shareholder return vs. total shareholder return of peer group companies (35%), (2) employee engagement (15%) and (3) Detroit Edison 3 year average return on equity (50%).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 11, 2011

DTE ENERGY COMPANY (Registrant)
/s/ Larry E. Steward
Larry E. Steward
Vice President